UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 3, 2007

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville,    IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Executive or Director

Nalco Holding Company, Nalco Finance Holdings Inc., Nalco Finance Holdings LLC, Nalco Holdings LLC and Nalco Company have announced that the terms of three members of their Boards of Directors, Chinh E. Chu, Joshua J. Harris and Sanjeev K. Mehra have expired. These members became Directors following the acquisition of the predecessor of Nalco Holding Company by The Blackstone Group L.P., Apollo Management V, L.P. and Goldman Sachs & Co. (known as the Sponsors) in 2003. On February 15, 2007, the Sponsors sold their remaining shares in Nalco Holding Company. The Boards have reduced the size of the Boards of Directors to six members.

Item 5.03(a).	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

On May 3, 2007 the Nalco Holding Company Board of Directors adopted the following amendments to the Nalco Holding Company Bylaws:

Article 1.6 of the Nalco Holding Company Bylaws are amended by addition of the following:

‘‘Any nominee for Director who receives a greater number of votes ‘‘withheld’’ from his or her election than votes ‘‘for’’ such election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee (all incumbent Directors who are running for re-election shall submit such resignation in advance of the election as a condition of being nominated for election). The Nominating and Corporate Governance Committee shall recommend to the Board the action to be taken with respect to each such resignation and the Board may accept any resignation or may reject any resignation (if the Director is willing to continue his or her service on the Board).’’

The Nalco Holding Company Bylaws are amended by addition of a new Article VIII ‘‘Prohibition on Amendments to Strike Price of Options’’ as follows:

‘‘Neither the Board of Directors nor the Compensation Committee shall have authority to amend the strike price on any previously granted stock options.’’

The Effective Date of the amendments to the Nalco Holding Company Bylaws is May 3, 2007. Attached is a copy of the Nalco Holding Company Amended and Restated Bylaws.

Item 5.05(a).	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On May 3, 2007, the Boards of Directors of Nalco Holding Company, Nalco Finance Holdings Inc., Nalco Finance Holdings LLC, Nalco Holdings LLC and Nalco Company, adopted amendments to their Code of Ethical Business Conduct to reflect clarification of the following internal policies:

‘‘Nalco buys and sells products based on quality, services, and price. The giving or receiving of gifts or entertainment must not affect our independent judgment or that of our customers. Giving or receiving cash gifts, directly or indirectly, is not permitted. Non-cash gifts valued at more than $100.00, whether direct or indirect, should not be given or accepted. Business entertainment is appropriate only if it meets the following criteria: (a) it is reasonable in nature and consistent with any country-specific business practices, (b) it is not concealed, (c) it cannot be construed as a bribe or kickback, (d) it is consistent with law, (e) it is associated with bona fide business discussions, activities or purposes and (f) it is not excessive.’’

and

‘‘No employee or member of his/her immediate family shall seek or accept, or offer or provide, directly or indirectly, from or to any individual, partnership, association, corporation or other business entity or representative thereof, doing or seeking to do business with Nalco, loans (except with banks or other financial institutions), services, payments, excessive entertainment, any gift of more than $100 or gifts of money in any amount.’’

Attached is a copy of Nalco Holding Company’s Code of Ethical Business Conduct including such amendments.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

(99.1)	Amended and Restated Bylaws of Nalco Holding Company.

(99.2)	Nalco Holding Company’s Code of Ethical Business Conduct dated May 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY
/s/ Stephen N. Landsman Secretary

Date: May 7, 2007